UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d) The Adtalem Board of Directors (the “Board”) has appointed Mr. Mayur Gupta as an independent member of Adtalem’s Board effective August 10, 2021.  Mr. Gupta will stand for re-election at Adtalem’s 2021 annual meeting of stockholders.  Mr. Gupta will receive compensation and benefits from Adtalem for service on the Board on the same terms as other non-employee directors as described in Adtalem’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 15, 2020.

There are no arrangements or understandings between Mr. Gupta or any other person pursuant to which he was appointed as a director of Adtalem.

There are no transactions between Mr. Gupta and Adtalem that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

In connection with the foregoing appointments, the Board approved an increase in the size of the Board from nine to ten members effective August 10, 2021.

Mr. Gupta, 43, is the Chief Marketing & Strategy Officer for Gannett Co., Inc. (NYSE:GCI), a subscription-led and digitally focused media and marketing solutions company (“Gannett”).  Mr. Gupta oversees the marketing strategy and subscription-based transformation for several portfolios, which include USA TODAY, local media organizations in 46 states in the U.S., and Newsquest, a wholly owned subsidiary with over 120 local media brands operating in the United Kingdom.    Before assuming his current role in September 2020, Mr. Gupta served on the board of directors of Gannett since October 2019.

Prior to joining Gannett, Mr. Gupta served as the Chief Marketing Officer for Freshly, a growing food-technology company, from January 2019 until September 2020, where he oversaw all consumer-faced marketing, including driving growth, building the brand, and enhancing the company’s consumer insights.  Before joining Freshly, Mr. Gupta led digital initiatives at several companies, including from October 2016 to January 2019 as Vice President, Growth and Marketing at Spotify, the on-demand streaming music giant, and from August 2015 to September 2016 as Executive Vice President, Chief Marketing Officer and earlier as Senior Vice President, Omni-Channel Consumer Marketing and Head of Digital Platforms at Healthgrades, a healthcare scheduling company.  From August 2012 through July 2015, Mr. Gupta was the first Chief Marketing Technologist at Kimberly-Clark, one of the largest consumer goods companies.

A copy of the press release announcing the appointment of Mr. Gupta as a director is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

  99.1          Adtalem Global Education Inc. Press Release dated August 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President and General Counsel

Date: August 12, 2021